Exhibit 18
Form of
MULTIPLE CLASS OF SHARES PLAN
FOR
VARIABLE INSURANCE PRODUCTS FUND:
MONEY MARKET PORTFOLIO, HIGH INCOME PORTFOLIO,
EQUITY-INCOME PORTFOLIO, GROWTH PORTFOLIO, AND OVERSEAS PORTFOLIO VARIABLE INSURANCE PRODUCTS FUND II:
INVESTMENT GRADE BOND PORTFOLIO, ASSET MANAGER PORTFOLIO,
INDEX 500 PORTFOLIO, CONTRAFUND PORTFOLIO, AND ASSET MANAGER: GROWTH
PORTFOLIO
VARIABLE INSURANCE PRODUCTS FUND III:
BALANCED PORTFOLIO, GROWTH & INCOME PORTFOLIO,
AND GROWTH OPPORTUNITIES PORTFOLIO
DATED _______, 1997
 This Multiple Class of Shares Plan (the "Plan"), when effective in accordance with its provisions, shall be the written plan contemplated by Rule 18f-3 under the Investment Company Act of 1940 (the "1940 Act") for Money Market Portfolio, High Income Portfolio, Equity-Income Portfolio, Growth Portfolio, Overseas Portfolio, Investment Grade Bond Portfolio, Asset Manager Portfolio, Index 500 Portfolio, Contrafund Portfolio, Asset
Manager: Growth Portfolio, Balanced Portfolio, Growth & Income Portfolio, and Growth Opportunities Portfolio (each, a "Fund") of the respective Fidelity trusts (each, a "Trust") as listed on Schedule I to this Plan.
1. Classes Offered. [Each Fund] may offer up to two classes of its shares: Service Class and Initial Class (each, a "Class").

2. Distribution [and Shareholder Service] Fees. Distribution fees [and/or shareholder service fees] shall be calculated and paid in accordance with the terms of the then-effective plan pursuant to Rule 12b-1 under the 1940 Act for the applicable class. Distribution [and shareholder service] fees currently authorized are as set forth in Schedule I to this Plan.

3.  Conversion Privilege.  [CONFIRM NONE]

4.  Exchange Privileges.  [CONFIRM NONE]

5. Expense Allocations. Expenses shall be allocated under this Plan as follows:
 . Class Expenses. The following expenses shall be allocated exclusively to the applicable specific class of shares: (i) distribution [and shareholder service] fees; [and] (ii) transfer agent fees; [CONFIRM NONE: and (iii) Blue Sky fees].

 . Fund Expenses. Expenses not allocated to specific classes as specified above shall be charged to the Fund and allocated daily to each class on the basis of the net asset value of that class in relation to the net asset value of the Fund.
6. Voting Rights. Each class of shares governed by this Plan (i) shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement; and (ii) shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

7. Effective Date of Plan. This Plan shall become effective upon the first business day of the month following approval by a vote of at least a majority of the Trustees of the Trust, and a majority of the Trustees of the Trust who are not "interested persons" of the Trust, which vote shall have found that this Plan as proposed to be adopted, including expense allocations, is in the best interests of each class individually and of the Fund as a whole; or upon such other date as the Trustees shall determine.

8. Amendment of Plan. Any material amendment to this Plan shall become effective upon the first business day of the month following approval by a vote of at least a majority of the Trustees of the Trust, and a majority of the Trustees of the Trust who are not "interested persons" of the Trust, which vote shall have found that this Plan as proposed to be amended, including expense allocations, is in the best interests of each class individually and of the Fund as a whole; or upon such other date as the Trustees shall determine.

9. Severability. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

10. Limitation of Liability. Consistent with the limitation of shareholder liability as set forth in each Trust's Declaration of Trust or other organizational document, any obligations assumed by any Fund or class thereof, and any agreements related to this Plan, shall be limited in all cases to the relevant Fund and its assets, or class and its assets, as the case may be, and shall not constitute obligations of any other Fund or class of shares. All persons having any claim against a Fund, or any class thereof, arising in connection with this Plan, are expressly put on notice of such limitation of shareholder liability, and agree that any such claim shall be limited in all cases to the relevant Fund and its assets, or class and its assets, as the case may be, and such person shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust, class or Fund; nor shall such person seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Trust.
SCHEDULE I, DATED _________, 1997, TO MULTIPLE CLASS OF SHARES PLAN
FOR MONEY MARKET PORTFOLIO, HIGH INCOME PORTFOLIO, EQUITY-INCOME PORTFOLIO, GROWTH PORTFOLIO, OVERSEAS PORTFOLIO, INVESTMENT GRADE BOND PORTFOLIO, ASSET MANAGER PORTFOLIO, INDEX 500 PORTFOLIO, CONTRAFUND PORTFOLIO, ASSET
MANAGER: GROWTH PORTFOLIO, BALANCED PORTFOLIO, GROWTH & INCOME PORTFOLIO, AND GROWTH OPPORTUNITIES PORTFOLIO, DATED _________, 1997
VARIABLE INSURANCE PRODUCTS FUND
FUND/CLASS            SALES CHARGE   DISTRIBUTION FEE   SHAREHOLDER
                                                        SERVICE FEE

Money Market          none           none               none
Portfolio:            none           0.00%              none
  ("Initial Class")
  Service Class

High Income           none           none               none
Portfolio:            none           0.10%              none
  ("Initial Class")
  Service Class

Equity-Income         none           none               none
Portfolio:            none           0.10%              none
  ("Initial Class")
  Service Class

Growth Portfolio:     none           none               none
  ("Initial Class")   none           0.10%              none
  Service Class

Overseas Portfolio:   none           none               none
  ("Initial Class")   none           0.10%              none
  Service Class

VARIABLE INSURANCE PRODUCTS FUND II
FUND/CLASS              SALES CHARGE   DISTRIBUTION FEE   SHAREHOLDER
                                                          SERVICE FEE

Investment Grade        none           none               none
Bond Portfolio:         none           0.00%              none
  ("Initial Class")
  Service Class

Asset Manager           none           none               none
Portfolio:              none           0.10%              none
  ("Initial Class")
  Service Class

Index 500 Portfolio:    none           none               none
  ("Initial Class")     none           0.00%              none
  Service Class

Contrafund Portfolio:   none           none               none
  ("Initial Class")     none           0.10%              none
  Service Class

Asset Manager:          none           none               none
Growth Portfolio:       none           0.10%              none
  ("Initial Class")
  Service Class

VARIABLE INSURANCE PRODUCTS FUND III
FUND/CLASS              SALES CHARGE   DISTRIBUTION FEE   SHAREHOLDER
                                                          SERVICE FEE

Balanced Portfolio:     none           none               none
  ("Initial Class")     none           0.10%              none
  Service Class

Growth & Income         none           none               none
Portfolio:              none           0.10%              none
  ("Initial Class")
  Service Class

Growth Opportunities    none           none               none
Portfolio:              none           0.10%              none
  ("Initial Class")
  Service Class